
                                                                                                          EXHIBIT 12.6
                                                                                                                Page 1



                                                JERSEY CENTRAL POWER & LIGHT COMPANY

                                           CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                                                                    Year Ended December 31,
                                                         ----------------------------------------------
                                                                                                              Jan 1-      Nov. 7-
                                                                                                              Nov. 6,     Dec. 31,
                                                           1997        1998        1999          2000          2001         2001
                                                           ----        ----        ----          ----          ----         ----
                                                                                  (Dollars in Thousands)

EARNINGS AS DEFINED IN REGULATION S-K:                                                                                 |
   Income before extraordinary items..................  $212,014    $222,442      $172,380    $210,812      $ 34,467   |  $30,041
   Interest and other charges, before reduction                                                                        |
     for amounts capitalized..........................   115,698     110,190       106,675     105,799        95,727   |   16,919
   Provision for income taxes.........................   112,116     145,078       100,970     119,875            52   |   20,101
   Interest element of rentals charged to income (a)..    10,614      11,838        14,920       6,229         3,913   |      124
                                                        --------    --------      --------    --------      --------   |  -------
     Earnings as defined............................. . $450,442    $489,548      $394,945    $442,715      $134,159   |  $67,185
                                                        ========    ========      ========    ========      ========   |  =======
                                                                                                                       |
FIXED CHARGES AS DEFINED IN REGULATION S-K:                                                                            |
   Interest on long-term debt.........................  $ 89,869    $ 87,261      $ 87,196    $ 85,220      $ 77,205   |  $14,234
   Other interest expense.............................    15,129      12,229         8,779       9,879         9,427   |    1,080
   Subsidiary's preferred stock dividend requirements.    10,700      10,700        10,700      10,700         9,095   |    1,605
   Interest element of rentals charged to income (a)..    10,614      11,838        14,920       6,229         3,913   |      124
                                                        --------    --------      --------    --------      --------   |  -------
     Fixed charges as defined.........................  $126,312    $122,028      $121,595    $112,028      $ 99,640   |  $17,043
                                                        ========    ========      ========    ========      ========   |  =======
                                                                                                                       |
CONSOLIDATED RATIO OF EARNINGS TO FIXED                                                                                |
   CHARGES............................................      3.57        4.01          3.25        3.95          1.35   |     3.94
                                                            ====        ====          ====        ====          ====   |     ====



-------------------------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.



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

                                                                                                          EXHIBIT 12.6
                                                                                                                Page 2



                                                JERSEY CENTRAL POWER & LIGHT COMPANY

                                        CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS
                                    PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)


                                                                      Year Ended December 31,
                                                        ----------------------------------------------
                                                                                                              Jan 1-      Nov. 7-
                                                                                                              Nov. 6,      Dec. 31,
                                                           1997        1998        1999          2000          2001         2001
                                                           ----        ----        ----          ----          ----         ----
                                                                                  (Dollars in Thousands)

EARNINGS AS DEFINED IN REGULATION S-K:                                                                                 |
   Income before extraordinary items..................  $212,014    $222,442      $172,380    $210,812      $ 34,467   |  $30,041
   Interest and other charges, before reduction for                                                                    |
     amounts capitalized..............................   115,698     110,190       106,675     105,799        95,727   |   16,919
   Provision for income taxes.........................   112,116     145,078       100,970     119,875            52   |   20,101
   Interest element of rentals charged to income (a)..    10,614      11,838        14,920       6,229         3,913   |      124
                                                        --------    ----------    --------    --------      --------   |  -------
     Earnings as defined..............................  $450,442    $489,548      $394,945    $442,715      $134,159   |  $67,185
                                                        ========    ========      ========    ========      ========   |  =======
                                                                                                                       |
FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS                                                                        |
   PREFERRED STOCK DIVIDEND REQUIREMENTS                                                                               |
   (PRE-INCOME TAX BASIS):                                                                                             |
   Interest on long-term debt.........................  $ 89,869    $ 87,261      $ 87,196    $ 85,220      $ 77,205   |  $14,234
   Other interest expense.............................    15,129      12,229         8,779       9,879         9,427   |    1,080
   Preferred stock dividend requirements..............    22,076      20,765        19,370      17,604        13,642   |    2,303
   Adjustments to preferred stock dividends to                                                                         |
     state on a pre-income tax basis..................     6,018       6,562         5,081       3,928             7   |      467
   Interest element of rentals charged to income (a)..    10,614      11,838        14,920       6,229         3,913   |      124
                                                        --------    --------      --------    --------      --------   |  -------
     Fixed charges as defined plus preferred stock                                                                     |
       dividend requirements (pre-income tax basis)...  $143,706    $138,655      $135,346    $122,860      $104,194   |  $18,208
                                                        ========    ========      ========    ========      ========   |  =======
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES                                                                        |
   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS                                                                          |
   (PRE-INCOME TAX BASIS..............................      3.13        3.53          2.92        3.60          1.29   |     3.69
                                                            ====        ====          ====        ====          ====   |     ====



-------------------------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.



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